Exhibit 99.1

Federated Hermes, Inc. reports record assets under management with third quarter 2025 earnings
•Total assets under management reach a record $871.2 billion
•Money market assets reach a record $652.8 billion; fixed-income assets reach a record $101.8 billion
•Q3 2025 earnings per diluted share of $1.34
•Board declares $0.34 per share dividend
(PITTSBURGH, Pa., Oct. 30, 2025) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, today reported earnings per diluted share (EPS) of $1.34 for Q3 2025, compared to $1.06 for the same quarter last year, on net income of $104.1 million for Q3 2025, compared to $87.5 million for Q3 2024.
Federated Hermes' total managed assets were a record $871.2 billion at Sept. 30, 2025, up $70.7 billion or 9% from $800.5 billion at Sept. 30, 2024 and up $25.5 billion or 3% from $845.7 billion at June 30, 2025. Total average managed assets for Q3 2025 were $859.5 billion, up $66.0 billion or 8% from $793.5 billion for Q3 2024 and up $22.2 billion or 3% from $837.3 billion for Q2 2025.
"We saw record net sales of equity funds in the third quarter, driven by continued interest in our MDT equity and alternative quantitative investment offerings—a broad suite of quantitative investment solutions that employ a disciplined, bottom-up investment approach that fits a variety of portfolio structures as core or complementary strategies," said J. Christopher Donahue, president and chief executive officer. "In the declining rate environment of the third quarter, investors with interest in capital preservation and liquidity continued to rely on our money market offerings. They also turned to our microshort and ultrashort funds, which are a step further out the yield curve and pursue higher yields than money market strategies."
Federated Hermes' board of directors declared a dividend of $0.34 per share. The dividend is payable on Nov. 14, 2025 to shareholders of record as of Nov. 7, 2025. During Q3 2025, Federated Hermes purchased 20,808 shares of Federated Hermes class B common stock due to employee restricted stock forfeitures.
Equity assets were $94.7 billion at Sept. 30, 2025, up $11.1 billion or 13% from $83.6 billion at Sept. 30, 2024 and up $5.7 billion or 6% from $89.0 billion at June 30, 2025. Top-selling equity funds during Q3 2025 on a net basis were Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT All Cap Core Fund, Federated Hermes Asia ex-Japan Equity Fund and Federated Hermes MDT Large Cap Value Fund.
Fixed-income assets were a record $101.8 billion at Sept. 30, 2025, up $1.6 billion or 2% from $100.2 billion at Sept. 30, 2024 and up $3.1 billion or 3% from $98.7 billion at June 30, 2025. Top-selling fixed-income funds during Q3 2025 on a net basis were Federated Hermes Ultrashort Bond Fund, Federated Hermes Sustainable Global Investment Grade Credit Fund, Federated Hermes Municipal Ultrashort Fund, Federated Hermes Government Ultrashort Fund and Federated Hermes Short Term Income Fund.
Alternative/private markets assets were $19.0 billion at Sept. 30, 2025, down $1.7 billion or 8% from $20.7 billion at Sept. 30, 2024 and down $1.7 billion or 8% from $20.7 billion at June 30, 2025.

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q3 2025 earnings	Page 2 of 13
Money market assets were a record $652.8 billion at Sept. 30, 2025, up $59.8 billion or 10% from $593.0 billion at Sept. 30, 2024 and up $18.4 billion or 3% from $634.4 billion at June 30, 2025. Money market fund assets were a record $492.7 billion at Sept. 30, 2025, up $52.3 billion or 12% from $440.4 billion at Sept. 30, 2024 and up $24.7 billion or 5% from $468.0 billion at June 30, 2025.
Financial Summary
Q3 2025 vs. Q3 2024
Revenue increased $61.0 million or 15% primarily due to an increase in revenue resulting from higher average money market and equity assets.
During Q3 2025, Federated Hermes derived 52% of its revenue from money market assets, 46% from long-term assets (29% from equity, 11% from fixed-income, and 6% from alternative/private markets and multi-asset) and 2% from sources other than managed assets.
Operating expenses increased $43.3 million or 15% primarily due to a $17.7 million increase in distribution expenses resulting primarily from higher average managed money market fund assets, an increase in Other expense of $13.7 million primarily due to fluctuations in foreign currency exchange rates and a $8.5 million increase in Compensation and related expense primarily related to higher incentive compensation.
Nonoperating income (expenses), net for Q3 2025 was flat, as compared to the same period in 2024.
Q3 2025 vs. Q2 2025
Revenue increased $44.6 million or 10% primarily due to an increase in revenue from higher average money market and equity assets.
Operating expenses increased $32.2 million or 10% including a $14.3 million increase in Other expense primarily due to fluctuations in foreign currency exchange rates and a $14.2 million increase in Distribution expenses resulting primarily from higher average managed money market fund assets.
Nonoperating income (expenses), net decreased $2.9 million primarily due to a smaller increase in the market value of investments in Q3 2025 as compared to the increase in the market value of the investments in Q2 2025.
YTD 2025 vs. YTD 2024
Revenue increased $110.4 million or 9% primarily due to an increase in revenue from higher average money market and equity assets.
For the first nine months of 2025, Federated Hermes derived 53% of its revenue from money market assets, 45% from long-term assets (28% from equity assets, 11% from fixed-income assets and 6% from alternative/private markets and multi-asset), and 2% from sources other than managed assets.
Operating expenses decreased $16.8 million or 2% primarily due to lower intangible asset related expense resulting from the $66.3 million impairment of an intangible asset in Q2 2024 associated with the 2018 acquisition of Federated Hermes Limited and a $13.6 million decrease in Other expense primarily due to a value added tax (VAT) refund received in Q1 2025 related to amended VAT filings in the U.K. These decreases were partially offset by a $29.4 million increase in Compensation and related expense primarily due to higher incentive compensation and a $27.8 million increase in Distribution expenses resulting primarily from higher average managed money market fund assets.

Federated Hermes reports Q3 2025 earnings	Page 3 of 13
Nonoperating income (expenses), net increased $10.6 million primarily due to a larger increase in the market value of investments in the first nine months of 2025 compared to the increase in the market value of investments for the same period in 2024.
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Friday, Oct. 31, 2025. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Oct. 31, 2025. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 53063. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active investment management, with $871.2 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 6% of equity fund managers, the top 7% of money market fund managers and the top 11% of fixed-income fund managers2 in the industry. Federated Hermes also ranks as the 10th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
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1) As of Sept. 30, 2025.
2) Morningstar, Sept. 30, 2025. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli,Q2 2025.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Cautionary statements
Certain statements in this press release, such as those related to performance, investment strategies and uses, investor preferences and demand, asset flows and asset mix constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain offering demand, the timing and level of offering sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and

Federated Hermes reports Q3 2025 earnings	Page 4 of 13
uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q3 2025 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2024 to Q3 2025	Quarter Ended	% Change Q2 2025 to Q3 2025
	Sept. 30, 2025	Sept. 30, 2024		June 30, 2025
Revenue
Investment advisory fees, net	$310,366	$274,621	13%	$287,435	8%
Administrative service fees, net—affiliates	107,234	97,687	10	101,657	5
Other service fees, net	51,846	36,148	43	35,752	45
Total Revenue	469,446	408,456	15	424,844	10

Operating Expenses
Compensation and related	144,563	136,027	6	144,872	0
Distribution	113,569	95,859	18	99,399	14
Systems and communications	26,023	23,656	10	23,481	11
Professional service fees	20,239	19,849	2	18,628	9
Office and occupancy	10,129	9,884	2	9,910	2
Advertising and promotional	5,264	5,378	(2)	6,146	(14)
Travel and related	4,665	4,221	11	4,117	13
Intangible asset related	3,556	3,504	1	3,503	2
Other	11,986	(1,664)	NM	(2,296)	NM
Total Operating Expenses	339,994	296,714	15	307,760	10
Operating Income	129,452	111,742	16	117,084	11

Nonoperating Income (Expenses)
Investment income (loss), net	14,105	14,015	1	16,947	(17)
Debt expense	(3,182)	(3,170)	0	(3,170)	0
Other, net	(48)	16	(400)	(35)	(37)
Total Nonoperating Income (Expenses), net	10,875	10,861	0	13,742	(21)
Income before income taxes	140,327	122,603	14	130,826	7
Income tax provision	34,232	32,262	6	34,135	0
Net income including the noncontrolling interests in subsidiaries	106,095	90,341	17	96,691	10
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	1,969	2,803	(30)	5,691	(65)
Net Income	$104,126	$87,538	19%	$91,000	14%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.34	$1.06	26%	$1.16	16%
Weighted-Average Shares Outstanding
Basic	74,057	78,690		75,064
Diluted	74,057	78,706		75,072
Dividends Declared Per Share	$0.34	$0.31		$0.34
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $4.7 million, $3.7 million and $4.1 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Sept. 30, 2025, Sept. 30, 2024 and June 30, 2025, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q3 2025 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2025	Sept. 30, 2024	% Change
Revenue
Investment advisory fees, net	$885,261	$809,537	9%
Administrative service fees, net—affiliates	310,000	287,819	8
Other service fees, net	122,569	110,054	11
Total Revenue	1,317,830	1,207,410	9

Operating Expenses
Compensation and related	432,705	403,321	7
Distribution	312,052	284,257	10
Systems and communications	73,730	68,672	7
Professional service fees	57,415	58,046	(1)
Office and occupancy	29,991	29,617	1
Advertising and promotional	15,985	16,306	(2)
Travel and related	12,335	11,341	9
Intangible asset related	10,255	76,131	(87)
Other	(4,946)	8,679	(157)
Total Operating Expenses	939,522	956,370	(2)
Operating Income	378,308	251,040	51

Nonoperating Income (Expenses)
Investment income (loss), net	38,527	27,630	39
Debt expense	(9,531)	(9,478)	1
Other, net	(110)	85	(229)
Total Nonoperating Income (Expenses), net	28,886	18,237	58
Income before income taxes	407,194	269,277	51
Income tax provision	100,532	84,701	19
Net income including the noncontrolling interests in subsidiaries	306,662	184,576	66
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	10,402	978	NM
Net Income	$296,260	$183,598	61%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$3.75	$2.20	70%
Weighted-Average Shares Outstanding
Basic	75,541	79,804
Diluted	75,544	79,809
Dividends Declared Per Share	$0.99	$1.90
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $13.3 million and $8.0 million available to unvested restricted Federated Hermes shareholders for the nine months ended Sept. 30, 2025 and Sept. 30, 2024, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q3 2025 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2025	Dec. 31, 2024
Assets
Cash and other investments	$647,391	$641,042
Other current assets	154,945	140,310
Intangible assets, net, including goodwill	1,195,992	1,132,699
Other long-term assets	183,942	170,633
Total Assets	$2,182,270	$2,084,684

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$256,400	$289,193
Long-term debt	348,303	348,106
Other long-term liabilities	326,766	296,665
Redeemable noncontrolling interests	63,515	55,514
Equity excluding treasury stock	1,993,883	1,728,044
Treasury stock	(806,597)	(632,838)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,182,270	$2,084,684

Federated Hermes reports Q3 2025 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024	Sept. 30, 2025	Sept. 30, 2024
Equity
Beginning assets	$88,994	$80,913	$77,851	$79,423	$79,291
Sales[1]	6,845	7,961	3,607	22,218	11,333
Redemptions[1]	(6,975)	(6,180)	(5,046)	(19,148)	(19,468)
Net sales (redemptions)[1]	(130)	1,781	(1,439)	3,070	(8,135)
Net exchanges	154	0	(4)	40	10
Impact of foreign exchange[2]	(85)	1,023	725	1,692	170
Market gains and (losses)[3]	5,723	5,277	6,476	10,431	12,273
Ending assets	$94,656	$88,994	$83,609	$94,656	$83,609

Fixed Income
Beginning assets	$98,687	$99,486	$95,294	$98,059	$94,920
Sales[1]	7,545	5,267	7,345	18,756	19,190
Redemptions[1]	(5,887)	(7,652)	(5,942)	(19,827)	(18,036)
Net sales (redemptions)[1]	1,658	(2,385)	1,403	(1,071)	1,154
Net exchanges	(134)	5	(12)	(28)	(198)
Impact of foreign exchange[2]	(22)	208	98	271	19
Market gains and (losses)[3]	1,624	1,373	3,388	4,582	4,276
Ending assets	$101,813	$98,687	$100,171	$101,813	$100,171

Alternative/Private Markets
Beginning assets	$20,738	$19,426	$20,061	$18,864	$20,551
Sales[1]	670	782	558	2,537	1,966
Redemptions[1]	(2,291)	(551)	(881)	(3,866)	(2,798)
Net sales (redemptions)[1]	(1,621)	231	(323)	(1,329)	(832)
Net exchanges	0	(1)	12	0	188
Acquisitions/(dispositions)	0	109	0	109	0
Impact of foreign exchange[2]	(341)	1,091	1,017	1,282	812
Market gains and (losses)[3]	248	(118)	(84)	98	(36)
Ending assets	$19,024	$20,738	$20,683	$19,024	$20,683

Multi-asset
Beginning assets	$2,856	$2,826	$2,876	$2,883	$2,867
Sales[1]	45	44	38	152	124
Redemptions[1]	(92)	(137)	(94)	(334)	(319)
Net sales (redemptions)[1]	(47)	(93)	(56)	(182)	(195)
Net exchanges	(3)	(2)	4	(3)	5
Market gains and (losses)[3]	134	125	134	242	281
Ending assets	$2,940	$2,856	$2,958	$2,940	$2,958

Total Long-term Assets
Beginning assets	$211,275	$202,651	$196,082	$199,229	$197,629
Sales[1]	15,105	14,054	11,548	43,663	32,613
Redemptions[1]	(15,245)	(14,520)	(11,963)	(43,175)	(40,621)
Net sales (redemptions)[1]	(140)	(466)	(415)	488	(8,008)
Net exchanges	17	2	0	9	5
Acquisitions/(dispositions)	0	109	0	109	0
Impact of foreign exchange[2]	(448)	2,322	1,840	3,245	1,001
Market gains and (losses)[3]	7,729	6,657	9,914	15,353	16,794
Ending assets	$218,433	$211,275	$207,421	$218,433	$207,421
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2025 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Offering Type
(in millions)
	Quarter Ended
	Sept. 30, 2025
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$49,359	$39,635	$45,415	$53,272	$12,905	$7,833	$2,730	$126	$110,409	$100,866
Sales	4,797	2,048	3,556	3,989	620	50	45	0	9,018	6,087
Redemptions	(3,386)	(3,589)	(3,090)	(2,797)	(1,786)	(505)	(87)	(5)	(8,349)	(6,896)
Net sales (redemptions)	1,411	(1,541)	466	1,192	(1,166)	(455)	(42)	(5)	669	(809)
Net exchanges	154	0	(134)	0	0	0	(3)	0	17	0
Impact of foreign exchange[2]	(82)	(3)	(18)	(4)	(194)	(147)	0	0	(294)	(154)
Market gains and (losses)[3]	3,268	2,455	749	875	269	(21)	128	6	4,414	3,315
Ending assets	$54,110	$40,546	$46,478	$55,335	$11,814	$7,210	$2,813	$127	$115,215	$103,218

	Nine Months Ended
	Sept. 30, 2025
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$43,752	$35,671	$45,550	$52,509	$11,501	$7,363	$2,764	$119	$103,567	$95,662
Sales	14,276	7,942	10,272	8,484	2,350	187	152	0	27,050	16,613
Redemptions	(11,224)	(7,924)	(11,618)	(8,209)	(3,127)	(739)	(309)	(25)	(26,278)	(16,897)
Net sales (redemptions)	3,052	18	(1,346)	275	(777)	(552)	(157)	(25)	772	(284)
Net exchanges	47	(7)	(24)	(4)	0	0	(3)	0	20	(11)
Acquisition-related	0	0	0	0	109	0	0	0	109	0
Impact of foreign exchange[2]	823	869	153	118	728	554	0	0	1,704	1,541
Market gains and (losses)[3]	6,436	3,995	2,145	2,437	253	(155)	209	33	9,043	6,310
Ending assets	$54,110	$40,546	$46,478	$55,335	$11,814	$7,210	$2,813	$127	$115,215	$103,218
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2025 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Offering Type
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024	Sept. 30, 2025	Sept. 30, 2024
Total Fund Assets
Beginning assets	$110,409	$104,289	$101,247	$103,567	$101,530
Sales	9,018	8,753	6,646	27,050	20,130
Redemptions	(8,349)	(9,166)	(7,234)	(26,278)	(24,221)
Net sales (redemptions)	669	(413)	(588)	772	(4,091)
Net exchanges	17	3	14	20	22
Acquisitions/(dispositions)	0	109	0	109	0
Impact of foreign exchange[1]	(294)	1,313	1,060	1,704	635
Market gains and (losses)[2]	4,414	5,108	5,066	9,043	8,703
Ending assets	$115,215	$110,409	$106,799	$115,215	$106,799

Total Separate Account Assets[3]
Beginning assets	$100,866	$98,362	$94,835	$95,662	$96,099
Sales[4]	6,087	5,301	4,902	16,613	12,483
Redemptions[4]	(6,896)	(5,354)	(4,729)	(16,897)	(16,400)
Net sales (redemptions)[4]	(809)	(53)	173	(284)	(3,917)
Net exchanges	0	(1)	(14)	(11)	(17)
Impact of foreign exchange[1]	(154)	1,009	780	1,541	366
Market gains and (losses)[2]	3,315	1,549	4,848	6,310	8,091
Ending assets	$103,218	$100,866	$100,622	$103,218	$100,622

Total Long-term Assets[3]
Beginning assets	$211,275	$202,651	$196,082	$199,229	$197,629
Sales[4]	15,105	14,054	11,548	43,663	32,613
Redemptions[4]	(15,245)	(14,520)	(11,963)	(43,175)	(40,621)
Net sales (redemptions)[4]	(140)	(466)	(415)	488	(8,008)
Net exchanges	17	2	0	9	5
Acquisitions/(dispositions)	0	109	0	109	0
Impact of foreign exchange[1]	(448)	2,322	1,840	3,245	1,001
Market gains and (losses)[2]	7,729	6,657	9,914	15,353	16,794
Ending assets	$218,433	$211,275	$207,421	$218,433	$207,421
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings.
4) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q3 2025 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	Sept. 30, 2025	June 30, 2025	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024
By Asset Class
Equity	$94,656	$88,994	$80,913	$79,423	$83,609
Fixed-income	101,813	98,687	99,486	98,059	100,171
Alternative / private markets	19,024	20,738	19,426	18,864	20,683
Multi-asset	2,940	2,856	2,826	2,883	2,958
Total long-term assets	218,433	211,275	202,651	199,229	207,421
Money market	652,767	634,400	637,122	630,349	593,030
Total Managed Assets	$871,200	$845,675	$839,773	$829,578	$800,451

By Offering Type
Funds:
Equity	$54,110	$49,359	$43,910	$43,752	$45,391
Fixed-income	46,478	45,415	45,800	45,550	46,027
Alternative / private markets	11,814	12,905	11,879	11,501	12,558
Multi-asset	2,813	2,730	2,700	2,764	2,823
Total long-term assets	115,215	110,409	104,289	103,567	106,799
Money market	492,701	468,044	464,912	461,720	440,397
Total Fund Assets	$607,916	$578,453	$569,201	$565,287	$547,196
Separate Accounts:
Equity	$40,546	$39,635	$37,003	$35,671	$38,218
Fixed-income	55,335	53,272	53,686	52,509	54,144
Alternative / private markets	7,210	7,833	7,547	7,363	8,125
Multi-asset	127	126	126	119	135
Total long-term assets	103,218	100,866	98,362	95,662	100,622
Money market	160,066	166,356	172,210	168,629	152,633
Total Separate Account Assets	$263,284	$267,222	$270,572	$264,291	$253,255
Total Managed Assets	$871,200	$845,675	$839,773	$829,578	$800,451

Federated Hermes reports Q3 2025 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2025	June 30, 2025	March 31, 2025	Dec. 31, 2024	Sept. 30, 2024
By Asset Class
Equity	$92,436	$83,564	$82,105	$82,247	$80,220
Fixed-income	99,206	98,365	99,360	98,254	97,563
Alternative / private markets	19,862	20,053	19,012	19,754	20,455
Multi-asset	2,895	2,779	2,900	2,934	2,910
Total long-term assets	214,399	204,761	203,377	203,189	201,148
Money market	645,092	632,543	639,827	601,169	592,304
Total Avg. Managed Assets	$859,491	$837,304	$843,204	$804,358	$793,452

By Offering Type
Funds:
Equity	$51,828	$45,965	$45,260	$45,261	$43,632
Fixed-income	45,743	44,972	45,715	45,654	44,977
Alternative / private markets	12,347	12,370	11,610	12,010	12,451
Multi-asset	2,770	2,654	2,774	2,811	2,775
Total long-term assets	112,688	105,961	105,359	105,736	103,835
Money market	482,237	462,683	463,727	445,775	436,418
Total Avg. Fund Assets	$594,925	$568,644	$569,086	$551,511	$540,253
Separate Accounts:
Equity	$40,608	$37,599	$36,845	$36,986	$36,588
Fixed-income	53,463	53,393	53,645	52,600	52,586
Alternative / private markets	7,515	7,683	7,402	7,744	8,004
Multi-asset	125	125	126	123	135
Total long-term assets	101,711	98,800	98,018	97,453	97,313
Money market	162,855	169,860	176,100	155,394	155,886
Total Avg. Separate Account Assets	$264,566	$268,660	$274,118	$252,847	$253,199
Total Avg. Managed Assets	$859,491	$837,304	$843,204	$804,358	$793,452

Federated Hermes reports Q3 2025 earnings	Page 13 of 13

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2025	Sept. 30, 2024
By Asset Class
Equity	$86,035	$79,108
Fixed-income	98,977	96,280
Alternative / private markets	19,642	20,415
Multi-asset	2,858	2,891
Total long-term assets	207,512	198,694
Money market	639,154	584,482
Total Avg. Managed Assets	$846,666	$783,176

By Offering Type
Funds:
Equity	$47,684	$42,754
Fixed-income	45,477	44,248
Alternative / private markets	12,109	12,386
Multi-asset	2,733	2,751
Total long-term assets	108,003	102,139
Money market	469,549	423,773
Total Avg. Fund Assets	$577,552	$525,912
Separate Accounts:
Equity	$38,351	$36,354
Fixed-income	53,500	52,032
Alternative / private markets	7,533	8,029
Multi-asset	125	140
Total long-term assets	99,509	96,555
Money market	169,605	160,709
Total Avg. Separate Account Assets	$269,114	$257,264
Total Avg. Managed Assets	$846,666	$783,176